SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 19, 2012


                        VICTORIA INTERNET SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                       333-165301             27-1320213
  (State or other jurisdiction           (Commission           (IRS Employer
of incorporation or organization)        File number)        Identification No.)

                            Office 1 The Falls Centre
                           Corner Great North and Webb
                             Northmead, Benoni 1522
                              Union of South Africa
              (Address of principal executive offices) (Zip Code)

                                 +27 11 425 1666
              (Registrant's Telephone Number, Including Area Code)

                                       NA
                  (Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

     The Registrant is filing this form 8-K to clarify that it currently has 112,250,000 shares of its common stock issued and outstanding. On November 14, 2011, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation which affected a fifty for one forward stock split. The registrant also increased the number of shares of common stock which the corporation is authorized to issue from 100,000,000 to 250,000,000. As a result of the forward stock split, the number of shares of common stock which the Registrant has issued and outstanding increased from 4,675,000 to 233,750,000. These matters were reported on a previously filed Form 8-K. An aggregate of 121,500,000 shares owned by our former principal shareholder are being cancelled and the resulting number of outstanding shares is 112,250,000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victoria Internet Services, Inc.


By: /s/ John Storey, CEO
    --------------------------------------
    John Storey, CEO

Dated: January 19, 2012

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